EXHIBIT 10.18
                                                                  Edward C. Hall
                              AETHLON MEDICAL, INC.
                           7825 FAY AVENUE, SUITE 200
                               LA JOLLA, CA 92037
                                TEL. 858/456-5777
                                FAX 858/456-4690


                                                                  James A. Joyce
                                                     Chairman, President and CEO


                              EMPLOYMENT AGREEMENT


August 12, 2002

Mr. Edward C. Hall 4645 Vereda Luz Del So! San Diego, CA 92130

Dear Ned:

This letter will serve as the entire agreement between Aethlon Medical, Inc (the "Company") and you, Edward C. (Ned) Hall (the "Employee"), with respect to your employment with the Company.

TERM
The Employee will work one (1) day per week, beginning on the week of August 12, 2002 (the `Beginning Date"). As an employee of the Company you will serve as its Chief Financial Officer and perform such services as are customary for an individual having such title and holding such position.

SALARY
The Employee will earn a weekly salary (the "Salary") of $1,000, paid $2,000 every two weeks. The salary rate for each additional day is $1,000. However, if the Company agrees to increase Employee's work to three (3) days per week, the Employee will earn a weekly salary of $2,500, paid $5,000 every two weeks. The Salary rate for each additional day beyond three days per week is $1,000, The Salary will be subject to increase by the Company from time to time. The Salary will be processed through payroll and paid at the same time as other employees.

INCENTIVE BONUS AND EQUITY PARTICIPATION
The Employee will be entitled to receive incentive cash bonuses and/or warrants or options for the purchase of the Company's stock as may be specified and agreed to by the Aethlon Medical board of directors.

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                                                                  Edward C. Hall
Page two
August 12, 2002
Employment Agreement - Edward C. Hall

TATUM RESOURCES
The Company acknowledges and agrees that the Employee is and will remain a partner of, and has and will retain an interest in, Tatum CFO Partners, LLP ("Tatum"), which will benefit the Company in that the Employee will have access to certain Tatum resources. The Company further acknowledges and agrees that the Employee has requested that a portion of his or her Salary and bonuses be allocated to Tatum as compensation for Tatum's provision of resources to the Employee as provided in the Resources Agreement between the Company and Tatum, dated on or about the date of this agreement (the "Resources Agreement"). After allocation of a portion of the Salary to Tatum, the Employee will be paid $1,666.67 every two weeks, based on one (1) day per week. The Company and the Employee agree that any payments made to Tatum will reduce the Employee's compensation for purposes of determining taxable income and should not be reflected as compensation in the Employee's W-2 report.

EMPLOYEE BENEFITS
The Employee will be eligible for vacation and holidays consistent with the Company's policy as it applies to senior management.

The Company will reimburse the Employee for all reasonable out-of-pocket business expenses promptly after they are incurred.

The Employee may elect to participate in the Company's employee retirement plan and/or 401(k) plan, and the Employee will be exempt from any delay periods required for eligibility. In lieu of the Employee participating in the Company-sponsored employee health benefit and disability plan(s) the Employee will participate in Tatum's group plan as a partner of Tatum, and the Company will pay the Employee a pro-rated amount based on time commitment equal to the costs that would normally be incurred by the Company for the Employee's participation in the Company's plan(s), if the Employee is eligible under such plan(s). Notwithstanding the preceding sentence, the Company may include the Employee as a participant in the Company's own health benefit and disability plan(s) if required to do so by law for plan qualification.

The Employee must receive written evidence that the Company maintains adequate director and officer insurance to cover the Employee at no additional cost to the Employee, and the Company will maintain such insurance at all times while this agreement remains in effect.

The Company agrees to indemnify the Employee to the full extent permitted by law for any losses, costs, damages, and expenses, including reasonable attorneys' fees, as they arc incurred, in connection with any cause of action, suit, or other proceeding arising in connection with employment with the Company including, but not limited to, indemnification for deductibles on insurance policies. This indemnity will not apply to employee gross negligence or willful misconduct or to actions taken by the employee in bad faith.

                                                                  Edward C. Hall
Page Three
August 12, 2002
Employment Agreement - Edward C. Hall



TERMINATION
The Company may terminate the Employee's employment for any reason upon at least 30 days' prior written notice to the Employee, such termination to be effective on the date specified in the notice, provided that such date is no earlier than 30 days from the date of delivery of the notice. Likewise, the Employee may terminate his or her employment for any reason upon at least 30 days' prior written notice to the Company, such termination to be effective on the date 30 days following the date of the notice.

The Employee will continue to render services and to be paid during such 30-day period, regardless of who gives such notice. The Employee may terminate this letter agreement immediately if the Company has not remained current in its obligations under this letter or if the Company engages in or asks the Employee to engage in or to ignore any illegal or unethical conduct.

This agreement will terminate immediately upon the death or permanent disability of the Employee. For purposes of this agreement, permanent disability will be as defined by the applicable policy of disability insurance or, in the absence of such insurance, by the Company's Board of Directors acting in good faith.

The Salary will be prorated for the final pay period based on the number of days in the final pay period up to the effective date of termination or expiration.

MISCELLANEOUS
This agreement contains the entire agreement between the parties, superseding any prior oral or written statements or agreements.

Neither the Employee nor the Company will be deemed to have waived any rights or remedies accruing under this agreement unless such waiver is in writing and signed by the party electing to waive the right or remedy. This agreement binds and benefits the successors of the parties.

The provisions in this agreement concerning the payment of Salary and Bonuses and confidentiality will survive any termination or expiration of this agreement.

The terms of this letter agreement are severable and may not be amended except in a writing signed by the parties. If any portion of this agreement is found to be unenforceable, the rest of this agreement will be enforceable except to the extent that the severed provision deprives either party of a substantial portion of its bargain.

This agreement will be governed by and construed in all respects in accordance with the laws of the State of California, without giving effect to conflicts-of-laws principles.

Each person signing below is authorized to sign on behalf of the party indicated, and in each case such signature is the only one necessary.

                                                                  Edward C. Hall
Page Four
August 12, 2002
Employment Agreement - Edward C. Hall





Please sign below and return a signed copy of this letter to indicate your agreement with its terms and conditions.

Sincerely yours,

AETHLON MEDICAL, INC.


By: /s/ James A. Joyce
    ----------------------------
    James A Joyce, CEO





Acknowledged and agreed by:

                                    EMPLOYEE


                                    /s/ Edward C. Hall
                                    --------------------------
                                    Edward C. Hall

                                    Date: 8/14/02


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                                                                  Edward C. Hall


SCHEDULE A
----------

                Incentive Cash Bonus, Stock, or Warrants/Options


                                       TBD

                                                                  Edward C. Hall


                              AETHLON MEDICAL, INC.

                AGREEMENT RESTRICTING COMPETITION AND DISCLOSURE

          THIS AGREEMENT is made this 14th day of August 2002 by and between AETHLON MEDICAL, INC., a Nevada corporation (hereinafter referred to as the "Company") and Edward C. Hall (hereinafter referred to as "Disclosee").

          WHEREAS, the Company has expended considerable time, effort, resources, and capital in developing a proprietary platform technology known as the Hemopurifier(TM) to develop an extracorporeal therapeutic treatment system for the removal of certain viruses from blood (the "Technology") and is developing blood filtration products that address, among other things, the treatment of HIV/AIDS and Hepatitis-C (the "Products"); and

          WHEREAS, Disclosee has desires to work with the Company in the further development and operations of the Technology, the Products, the Company's business or in connection with possible financing, merger, acquisition, consolidation or other business arrangements that may be beneficial to the Company's business; and

          WHEREAS, in connection with Disclosee's discussions with senior officers of the Company, Disclosee will be provided with and have access to certain "Confidential Information," as defined below, and the Company desires to protect the Confidential Information;

          NOW THEREFORE, the parties agree as follows:

          1. DEFINITION OF CONFIDENTIAL INFORMATION. The term "Confidential Information," for purposes of this Agreement, shall mean all non-public confidential information, whether in oral, written, or other form, which the Company provides Disclosee with access to or discloses including but not limited to information of a technical, operational, administrative, economic, marketing, planning, business or financial nature or in the nature of intellectual property of any kind relating to the business of the Company. "Confidential Information" shall not include information that (i) is or becomes generally available to the public, other than as a result of a disclosure or other fault by you in violation of this Agreement; (ii) becomes rightfully available to you on a non-confidential basis, provided that the source of such information is not prohibited from disclosing such information, to you by legal, contractual, or fiduciary obligations; or (iii) is rightfully in the possession of Disclosee by or on behalf of the Company, provided that the source of such information is not prohibited from disclosing such information to you by legal, contractual or fiduciary obligations.

          2. DISCLOSURE OF INFORMATION.

                  2.1 In consideration of Disclosee's promise to keep the Confidential Information confidential and its promise not to circumvent the Company in pursuing a business plan similar to the Company's, except to the extent that they already are, the Company agrees to make available to Disclosee such portion of the Confidential Information as the Company deems necessary, promptly upon its execution and delivery of this Agreement, to enable Disclosee to determine if it desires to work with the Company. Disclosee will hold the Confidential Information in strict confidence and will not disclose to anyone directly or indirectly at any time for a period of three years from the date of this Agreement any of the Confidential Information relating to the business of the Company that is confidential, without the prior written consent of the Company. Disclosee agrees that the Confidential Information will not be used for any purpose other than in connection with the evaluation of the Company. All documents that Disclosee prepares or Confidential Information that is given Disclosee in connection with this Agreement are the exclusive property of the Company and shall be promptly returned to the Company at its request.

                  2.2 Disclosee will within 15 days of receipt of a written demand from the Company:

                            (i) return to the Company all Confidential
Information (and all and any copies thereof or of any part thereof);

                            (ii) remove and expunge all Confidential Information
from any computer or any similar device into which it was programmed or installed;

                            (iii) destroy all notes, analyses or memoranda
containing Confidential Information prepared by Disclosee or on Disclosee's behalf.

                  2.3 If any proceedings are commenced or action taken which could result in Disclosee becoming compelled to disclose Confidential Information, Disclosee will immediately notify the Company of such proceedings or action in writing and will take all available steps to resist or avoid such proceeding or actions, including all steps the Company may reasonably request and keep the Company fully and promptly informed of all matters and developments relating thereto. if Disclosee is required by law or otherwise obliged to disclose Confidential Information to any third Party, Disclosee will disclose such information only to such third Party, and only to the extent that required by law or otherwise is to be disclosed.

                  2.4 Disclosee will insure that Disclosee's officers and employees and advisors each act, or omit to act, as if he or she had agreed with the Company on the same terms as this Agreement. Disclosee shall also insure that each person to whom disclosure of Confidential Information is authorized to be made by Disclosee or on Disclosee's behalf or in the course of representing or advising Disclosee is made aware of and adheres to the terms of this Agreement.

          3. NON-CIRCUMVENTION; PROHIBITION AGAINST COMPETITION. Neither Disclosee nor any affiliate (as that term is defined in Federal securities laws), officer, director, partner or agent of Disclosee, any principal represented by Disclosee, or any corporation affiliated with Disclosee, shall at any time for a period of three years from the date of this Agreement, participate or hold an interest in any business or enterprise that is engaged in a business that utilizes any of the Confidential Information whether as agent, principal, partner, stockholder, or in any other individual or representative capacity.

          4. REMEDIES. Disclosee recognizes and acknowledges that the Company has made a substantial investment in developing the Confidential Information, the Technology, the Products, and the business of the Company, and that the restrictions on Disclosee's activities as contained in this Agreement are required for the Company's reasonable protection. Disclosee agrees that in the event of breach of this Agreement, the Company will be entitled, if it so elects, to institute proceedings at law or in equity to obtain damages or to enforce the specific performance of this Agreement by Disclosee or to enjoin Disclosee from engaging in any activity in violation thereof.

          5. ATTORNEY'S FEES. In the event of any controversy, claim or dispute between the parties hereto involving the terms and conditions of this Agreement, or arising out of or relating to this Agreement or the breach thereof, the prevailing party in any arbitration (as provided for in Section 10 below) shall be entitled to recover reasonable expenses, attorney's fees and costs in such arbitration as determined by the arbitrator(s).

          6. PARTIAL INVALIDITY, If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

          7. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California.

                                   Page 2 of 3
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                                                                  Edward C. Hall


          8. WAIVER; AMENDMENT. No failure or delay by either party in exercising any right, power or privilege to which it is entitled hereunder shall operate as a waiver nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise. The terms of this Agreement and the obligations and acknowledgements hereunder may only be waived or modified by an agreement in writing between the parties.

          9. ASSIGNMENT. Neither party shall not assign or transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the other Party.

          10. DISPUTE RESOLUTION. All disputes, claims, controversies and differences ("Disputes") arising out of or relating to this Agreement shall, if they cannot be amicably settled within a period of 30 days from the date of notification of the Dispute to the other party, be referred to and finally settled by arbitration in accordance with the rules of the American Arbitration Association (the "Rules") in San Diego County, California, Disputes shall be referred to a single arbitrator nominated and agreed upon by parties to this Agreement. If the parties cannot agree upon the identity of a single arbitrator within one month's time after the first call for arbitration has been made, Disputes shall be finally settled by three arbitrators appointed in accordance with the Rules. The decision or decisions of the arbitrators shall be binding upon the parties to this Agreement and may be enforced in any court of competent jurisdiction.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first specified above.


THE COMPANY:                                AETHLON MEDICAL, INC.



                                            By: /s/ James A. Joyce
                                                --------------------------------
                                                James A Joyce, CEO
                                                Its Duly Authorized Agent



DISCLOSEE:                                      /s/ Edward C. Hall
                                                --------------------------------
                                                Edward C. Hall





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